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                                                                    EXHIBIT 99.1

Novatel Wireless and Sanmina Settle Lawsuit

SAN DIEGO, CALIFORNIA - February 5, 2002 - Novatel Wireless, Inc. (Nasdaq:NVTL), a leading provider of wireless data access solutions, today announced it has settled its lawsuit with Sanmina-SCI Corporation and Sanmina Canada ULC. Among the terms of the settlement, Novatel Wireless issued 5 million shares of its common stock to Sanmina.

ABOUT NOVATEL WIRELESS, INC.

Novatel Wireless, Inc. is a leading provider of wireless data modems and software for use with handheld computing devices and portable personal computers. The company delivers innovative and comprehensive solutions that enable businesses and consumers to access personal, corporate and public information through email, enterprise networks and the Internet. Novatel Wireless also offers wireless data modems and custom engineering services for hardware integration projects in a wide range of vertical applications. The Novatel Wireless product portfolio includes the Minstrel(R) Family of Wireless Handheld Modems, Merlin(TM) Family of Wireless PC Card Modems, Sage(R) Wireless Serial Modems, Lancer 3W(TM) Family of Ruggedized Modems and Expedite(TM) Family of Wireless Embedded Modems. Headquartered in San Diego, California, Novatel Wireless is listed on the Nasdaq Stock Market (Nasdaq: NVTL). For more information, please visit the Novatel Wireless web site: www.novatelwireless.com or call 888-888-9231.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include risks relating to technological changes, continued acceptance of Novatel Wireless' products and dependence on intellectual property rights. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless' filings with the United States Securities and Exchange Commission and other regulatory agencies.

Contacts:

Melvin Flowers
Chief Financial Officer
Novatel Wireless
888-888-9231
mflowers@novatelwireless.com

Chris Danne
Brinlea Johnson
Blue Shirt Group
(415) 217-7722
chris@blueshirtgroup.com
brinlea@blueshirtgroup.com